Exhibit 99.1

Press Release

Community Valley Bancorp Reports Third Quarter 2004 Financial Results

Community Valley Bancorp, parent company of Butte Community Bank (the “Bank”), today announced record quarterly earnings for the third quarter of 2004 of $1.594 million, an increase of 11% over 2003 third quarter earnings of $1.434 million. For the nine months ended September 30, 2004, the Company achieved earnings of $4.146 million, compared to earnings of $3.587 million for the nine months ended September 30, 2003, an increase of 15%.  On a diluted per share basis, third quarter and year-to-date earnings were $0.42 and $1.09 compared to $0.38 and $.97 for the same periods in 2003.  The Company’s annualized year-to-date return on average assets and return on average equity were 1.50% and 19.17% compared to 1.34% and 17.80% for the same period in 2003.

Net interest income for the third quarter of 2004 was $5.5 million up $1.1 million, or 25%, compared with $4.4 million for the same quarter last year. For the nine months ended September 30, 2004, net interest income increased $2.6 million to $15 million, or 21%, from $12.4 million for the nine months ended September 30, 2003.  Increases for both periods were due to significant growth in earning assets, as the Company’s net interest margin increased from 5.27% in the third quarter of 2003 to 5.91% for the third quarter of 2004 and from 5.13% for the nine months ended September 30, 2003, to 5.56% year-to-date for 2004.

Non-interest income of $1.36 million for the third quarter of 2004 decreased 12% over the prior year’s third quarter level of $1.52 million but was up slightly by $65,000 or 1.6% on a comparable year-to-date basis. The quarter over quarter decrease was primarily due to the slow down of real estate mortgage loan refinancing and the resulting lower volume of fees obtained through the sale of these loans to the secondary mortgage market.

Non-interest expense of $4.0 million for the third quarter of 2004 increased 17.4% over the $3.4 million reported for the third quarter of 2003 and increased 15.8% to $11.6 million for the nine months ended September 30, 2004 from $10 million for the same period in the prior year.  The increase was primarily due to salaries paid to new employees as well as furniture, fixtures, equipment and construction costs associated with the new Red Bluff branch that opened in May 2004 and the new Marysville branch that opened in July 2004.

Overall, revenue sources continued to increase due to strong balance sheet growth and higher levels of fees from real estate construction and net gains from mortgage lending operations. As a result of the increased revenues and expenses the efficiency ratio remained fairly consistent at 58.6% during the third quarter 2004 compared to 57.6% for the same period in 2003, and from 60.4% year to date 2004 compared to 60.6% for the nine months ended September 30, 2003.

The Company continues to experience strong balance sheet growth with total assets increasing $44.7 million, or 11.8%, from $378.5 million as of September 30, 2003, to $423.2 million at September 30, 2004, and increasing $36.5 million, or 9.4%, from $386.7 million at December 31, 2003. Deposits grew similarly over the same period increasing $38 million, or 11.3%, from $336.8 million at September 30, 2003, to $374.8 million at September 30, 2004, and increasing $32.3 million, or 9.4%, from $342.5 million at December 31, 2003.  Loans, net of the allowance for loan losses, increased $72.4 million, or 27.1%, from $267.4 million at September 30, 2003, to $339.9 million at September 30, 2004, and increased $69.7 million, or 25.8%, from $270.2 million at December 31, 2003.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $10.4 million, or 15.8%, from $66 million at September 30, 2003, to $76.4 million at September 30, 2004.  Interest-bearing deposits increased $27.6 million, or 10.2%, from $270.7 million at September 30, 2003, to $298.3 million at September 30, 2004.   For the nine months ended September 30, 2004, non-interest bearing demand deposits increased $8 million from $68.5 million at December 31, 2003, to $76.5 million.  Interest-bearing deposits grew $24.3 million, from $274.1million to $298.4 million over the same period.

Asset quality remains strong with non-performing loans of 0.03% as of September 30, 2004, compared to 0.008% at September 30, 2003.  By comparison the industry average was .96% of total loans for the Company’s national peer group, based on data provided as of June 30, 2004.  Net loan recoveries for the nine months ended September 30, 2004, were $6,000 compared to net loan charge-offs of $14,000 for the same period in 2003.

Forward Looking Statement Disclosure

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Community Valley Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements describe the Company’s expectations regarding future events and developments and are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the Company’s future financial results and performance. This could cause results of performance to differ materially from those expressed in the Company’s forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward looking statements. All forward-looking statements are representative only on the date hereof.